UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unit Subscriptions

On May 23, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into two Subscription Agreements with two accredited investors (the “Investors”), pursuant to which the Investors purchased an aggregate of 70,454 units, each consisting of one share of common stock and one half of one warrant to purchase one share of common stock, for a total of $1.65 per unit. As a result of the subscriptions, the Company, in consideration for $116,249 received from the Investors, issued 70,454 shares of common stock and warrants to purchase 35,227 shares of common stock (the “Investor Warrants”) to the Investors. The Subscription Agreements included customary representations and warranties of the Investors and the Company.

The Investor Warrants have an exercise price of $3.00 per share, a term through May 23, 2028 and cash only exercise rights. The Investor Warrants include a 4.999% beneficial ownership limitation, which may be increased to not more than 9.999% with not less than 61 days prior written notice from each holder. The Investor Warrants also provide that the Company has the right to accelerate the expiration of the Investor Warrants if the volume-weighted average price (VWAP) of the Company’s common stock on Nasdaq reaches or exceeds $3.00 per share for five consecutive trading days, with written notice to the warrant holder within two trading days. The notice must specify the trigger date, the relevant VWAP data, and an accelerated expiration date that is at least 30 calendar days from the date the notice is given. If the Investor Warrants are not exercised by 5:00 p.m. (New York time) on the accelerated expiration date, they will automatically expire and be of no further effect. In the event that the Company fails to provide an acceleration notice within two trading days after the applicable acceleration trigger date, the rights of the Company continue to apply to future acceleration trigger events, if any.

The description of the Subscription Agreement and Investor Warrants above is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement and Investor Warrants, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and which are incorporated by reference into this Item 1.01 in their entirety by reference.

Amended and Restated Convertible Promissory Note

As previously disclosed, on April 15, 2025, the Company borrowed $500,000 from Indigo Capital LP (the “Holder”), which loan was evidenced by a Promissory Note dated April 15, 2025 (the “Promissory Note”). The Promissory Note bears interest at 18% per annum, compounded monthly, with accrued interest payable in full on the maturity date, subject to acceleration and prepayment terms as described below. The Promissory Note matures on the earlier of (i) April 15, 2026 (the “Stated Maturity Date”), (ii) the date on which the Holder provides written notice of acceleration following an event of default or other specified triggering event, and (iii) five (5) business days following the closing of a Qualified Funding (a “Mandatory Prepayment”). “Qualified Financing” means a fundraising by the Company, other than in connection with the sale of notes on substantially similar terms as this Promissory Note, after the date of the Promissory Note, for the principal purpose of raising capital.

On, and effective on May 27, 2025, the Company entered into an Agreement to Amend Promissory Note (the “Agreement to Amend”), with the Holder, pursuant to which (a) the Holder and the Company agreed to amend and restate the Promissory Note into an Amended and Restated Convertible Promissory Note (the “A&R Note”); and (b) the Company granted the Holder warrants to purchase 275,482 shares of common stock (the “Holder Warrants”). The Agreement to Amend included certain representations and warranties to the Holder.

The A&R Note amended and restated the Promissory Note to (a) provide the Holder the option to convert the principal and accrued interest under the note into shares of common stock of the Company at a conversion price of $1.50 per share, subject to a 4.999% beneficial ownership limitation; and (b) remove the Mandatory Prepayment requirement.

The Holder Warrants have an exercise price of $1.815 per share, a term through May 27, 2028 and cash only exercise rights. The Holder Warrants include a 4.999% beneficial ownership limitation.

The description of the Agreement to Amend, A&R Note and Holder Warrants above is not complete and is qualified in its entirety by the full text of the Agreement to Amend, A&R Note, and Holder Warrants, copies of which are attached hereto as Exhibits 10.2, 10.3 and 4.2, respectively, and which are incorporated by reference into this Item 1.01 in their entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On May 15, 2025, we, through our subsidiary, Mango & Peaches Corp., entered into a Terms of Service Agreement with Levo Healthcare Consulting, Inc. (“Levo”), to provide certain digital marketing and advertising services to the Company during the term of the agreement, which begins on June 1, 2025 and continues for 36 months, subject to either party’s right to terminate the agreement before that upon the breach of the other party, and failure to cure within 30 days of written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued 120,000 shares of the Company’s restricted common stock to Levo upon the parties’ entry into the agreement, which vest at a rate of 10,000 per month (the “Levo Shares”), and agreed to pay Levo between 5% - 3% of our monthly media buying fee, which will be between $25,000 and $35,000 per month (increasing during the term of the agreement). We also agreed to pay Levo 4% of the gross revenue generated by its services. We also agreed to pay Levo future performance based incentives to be agreed mutually by the parties in the future.

The Terms of Services includes customary representations of the parties, confidentiality obligations of the parties, limitations on liability, and non-circumvention requirements of a transaction of the size and scope as the Terms of Services, and requires us to exclusively use Levo for marketing, creative, development, lifestyle and analytics during the term of the agreement.

The Company claims an exemption from registration for the issuance/grant of (a) the shares and Investor Warrants issued to the Investors (as discussed in Item 1.01, above); (b) the A&R Note (as discussed in Item 1.01, above); and (c) Levo Shares, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares and warrants did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Investor Warrants are exercised in full, a maximum of 70,454 shares of common stock of the Company would be issuable upon exercise thereof.

If the Holder Warrants are exercised in full, a maximum of 275,482 shares of common stock of the Company would be issuable upon exercise thereof.

If the principal amount of the $500,000 A&R Note was converted in full (not including any accrued interest thereon which is also convertible into common stock pursuant to the terms of the A&R Note), based on the conversion price of $1.50 per share, a maximum of 333,333 shares of common stock of the Company would be issuable upon conversion thereof.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Common Stock Purchase Warrant – Unit Offering (May 2025)
4.2*	Common Stock Purchase Warrant to purchase 275,482 shares of common stock, issued to Indigo Capital LP dated May 27, 2025
10.1*	Form Common Stock Subscription Agreement – Unit Offering (May 2025)
10.2*	Agreement to Amend Promissory Note dated May 27, 2025, by and between Mangoceuticals, Inc. and Indigo Capital LP
10.3*	Amended and Restated Convertible Promissory Note dated May 27, 2025, by and between Mangoceuticals, Inc., as borrower, and Indigo Capital LP, as holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: May 29, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer